UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017 (March 29, 2017)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on October 11, 2016, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), WC-A I, Inc., a wholly-owned subsidiary of the Company (“NewCo”), and The Avon Water Company, a specially-chartered Connecticut corporation (“AWC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which NewCo will be merged with and into AWC, with AWC as the surviving entity (the “Merger”) to be completed pursuant to the requirements of the Connecticut Business Corporation Act. Founded in 1911, AWC serves about 4,800 customers in the Farmington Valley communities of Avon, Farmington, and Simsbury, Connecticut, and is located near the Company’s existing operations in Avon and Farmington.

On March 29, 2017, the parties entered into Amendment No. 1 to Merger Agreement (the “Amendment”). The Amendment amends Section 8.2(a) of the Merger Agreement to extend the End Date (as defined in the Merger Agreement) from March 31, 2017 to June 30, 2017. The Amendment also amends the Merger Agreement to permit AWC to pay a cash dividend in the aggregate amount of $144,606 to its shareholders prior to June 1, 2017, and an additional dividend in the aggregate amount of $144,606, after June 1, 2017 but prior to June 30, 2017, but only if the closing of the Merger has not occurred on or before June 1, 2017.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)    Exhibits

2.1	Amendment No. 1 to Merger Agreement, dated March 29, 2017, between and among, Connecticut Water Service, Inc., WC-A I, Inc. and The Avon Water Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: April 3, 2017	By: /s/ David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to Merger Agreement, dated March 29, 2017, between and among, Connecticut Water Service, Inc., WC-A I, Inc. and The Avon Water Company.

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